Exhibit 10.1
SECOND AMENDMENT
TO
RIGHTS AGREEMENT
     SECOND AMENDMENT, dated as of October 21, 2009 (this “Second Amendment”), to the Rights Agreement, dated as of February 11, 2003, as amended September 9, 2005 (the “Rights Agreement”), between Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and Computershare Trust Company, N.A., successor rights agent to Computershare Trust Company, Inc. (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.
RECITALS
     A. The Company and the Rights Agent previously entered into the Rights Agreement for the purpose of specifying the terms and conditions of the Rights.
     B. Section 26 of the Rights Agreement provides, among other things, that for so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or Common Shares, and that upon the delivery of a certificate from an appropriate officer of the Company which states that such supplement or amendment is in compliance with the terms of Section 26 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment.
     C. The Rights are currently redeemable.
     D. The Company and the Rights Agent desire to amend the Rights Agreement as set forth herein.
     E. The Company has delivered to the Rights Agent, concurrently with the execution and delivery of this Second Amendment, a certificate from an appropriate officer of the Company stating that this Second Amendment complies with Section 26 of the Rights Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Second Amendment, the parties hereto hereby agree as follows:
     1. Section 7.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:
     “7.1 Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-hundredths of a Preferred Share (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on October 26, 2009 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, or (iv) the time at which the Rights are exchanged as provided in Section 27.”
     2. The Exhibits to the Rights Agreement shall be deemed amended and restated to reflect this Second Amendment, including all necessary and conforming changes.
     3. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.
     4. This Second Amendment shall be effective upon execution by the parties hereto and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. Notwithstanding anything to the contrary herein, each of the Company and the Rights Agent hereby acknowledges and agrees that at 5:00 P.M., California time, on the Final Expiration Date (as amended hereby), the Rights Agreement shall terminate and be of no further force and effect.
     5. This Second Amendment may be executed in two or more counterparts, each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first set forth above.

Attest:		QUESTCOR PHARMACEUTICALS, INC.

By:	/s/ Gary Sawka	By:	/s/ Don M. Bailey

	Name: Gary Sawka		Name: Don M. Bailey
	Title: Senior Vice President, Finance and Chief Financial Officer		Title: President and Chief Executive Officer

Attest:		COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Ian Yewer	By:	/s/ Kellie Gwinn

	Name: Ian Yewer Title: Branch President		Name: Kellie Gwinn Title: Vice President
Signature Page to Second Amendment to Rights Agreement

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